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                                                                  Exhibit 3.1(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            USA WASTE SERVICES, INC.


       USA WASTE SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

       FIRST: That at a meeting of the Board of Directors of the corporation a resolution was adopted proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the corporation and directing that the amendment be considered at the annual meeting of stockholders:

               RESOLVED, that the Restated Certificate of Incorporation of USA Waste Services, Inc. be amended by deleting Article Eleventh in its entirety and that Article Twelfth shall be renumbered and known as Article Eleventh.

       SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the corporation was duly called and held on May 7, 1996, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD: That the amendment was duly adopted in accordance with the applicable provisions in Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, USA Waste Services, Inc. has caused this certificate to be signed by its authorized officer this 7th day of May, 1996.

                                          USA WASTE SERVICES, INC.



                                          By     /s/ Earl E. DeFrates
                                            ----------------------------------
                                              Name: Earl E. DeFrates
                                                    --------------------------
                                              Title: Executive Vice President
                                                     -------------------------






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